UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2018

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4040 Broadway, Suite 425, San Antonio, Texas 78209

(Address of principal executive offices)

(210) 998-4035

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On June 13, 2018, Camber Energy, Inc. (the “Company”, “Camber”, “we” and “us”) filed a press release including information regarding recent workovers and production results. A copy of the press release is furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

Item 8.01 Other Events.

The Company has become aware that certain disclosures in its Quarterly Report on Form 10-Q for the three and nine months ended December 31, 2017, as filed with the Securities and Exchange Commission on February 14, 2018 (the “Form 10-Q”), were inadvertently not updated from the disclosures set forth in the Company’s Quarterly Report on Form 10-Q for the three and six months ended September 30, 2017. Specifically, the disclosures relating to average net barrels of oil equivalent production per day (Boepd) as of December 31, 2017, and total production sales, net to our interest, for the nine month period ended December 31, 2017, as set forth on page 23 of the Form 10-Q, were not updated from the prior filing. The last paragraph at the bottom of page 23 of the Form 10-Q should have read as set forth below (corrected disclosures are bolded and underlined compared to the prior disclosures which have been crossed out in the disclosure below):

“As of December 31, 2017, Camber was producing an average of approximately ~~869~~ 872 net barrels of oil equivalent per day (Boepd) from over 100 active well bores. The ratio between the gross and net production varies due to varied working interests and net revenue interests in each well. Our production sales totaled ~~158,555~~ 238,831 barrels of oil equivalent, net to our interest, for the nine month period ended December 31, 2017. At December 31, 2017, Camber’s total estimated proved producing reserves were 5.98 million barrels of oil equivalent of which 3,383,500 barrels (“Bbls”) were crude oil and NGL (“Bbls”) reserves, and 15.6 billion cubic feet (“Bcf”) were natural gas reserves. Approximately 97% of the barrel of oil equivalent (“Boe”) was proved producing. With the closing of our asset acquisition in August 2016, the Company acquired estimated proved reserves of 6.3 million Boe, of which 0.2 million Bbls were crude oil reserves, 14.8 billion Bcf were natural gas reserves, and 3.7 million Bbls were natural gas liquids. Approximately 72% of Boe was proved producing.”

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1*	Press Release, dated June 13, 2018

*Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBER ENERGY, INC.

By:	/s/ Robert Schleizer
Name:	Robert Schleizer
Title:	Chief Financial Officer

Date: June 13, 2018

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release, dated June 13, 2018